AMENDMENT TO MANUFACTURING LICENSE AND SUPPLEMENTARY AGREEMENT IN RESPECT OF EZEE SYSTEM

This Amendment to the MANUFACTURING LICENSE FOR EZEE SYSTEM and SUPPLEMENTARY AGREEMENT ("Amendment") is made and entered into as of May 10, 2006, by and among Avalanche Products Inc., a California corporation (the "Licensee"), and EZEE Whip Ice Cream (Overseas) Limited ("Licensor"), with reference to the following facts:

A. Licensee and Licensor entered into that MANUFACTURING LICENSE FOR EZEE SYSTEM ("License Agreement"), dated as of January 28, 2005, by and between the Licensee and Licensor, which was supplemented by that SUPPLEMENTARY AGREEMENT dated as of January 20, 2006 (the "Supplementary Agreement"), pursuant to which Licensor granted Licensee the right to manufacture, market, deliver, and sell Cartridges in the United States on an exclusive basis, and to manufacture, market, deliver and sell Cartridges in Mexico and Canada on a non-exclusive basis;

B. The parties wish to acknowledge payments of certain amounts due under the Supplementary Agreement; to amend the License Agreement to expand the scope of which it may be sublicensed; to amend the Supplementary Agreement to clarify arrangements with regard to another company to which non exclusive rights had, to the knowledge of Avalanche, already been granted; and to ensure that those non exclusive rights will not under any arrangement whatsoever which might later take place reduce the Royalties which Licensee is to receive under the License Agreement and the Supplementary Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. <u>Capitalized Terms</u>. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the License Agreement.

2. <u>Payment Acknowledgement</u>. Licensor acknowledges that Licensee has paid Licensor the fee of £37,500 on or before January 30, 2006, as required under Section 3.1 of the Supplementary Agreement.

3. <u>Sub-license</u>. Section 3.1.3 of the License Agreement shall be amended to read in its entirety as follows:

   "to make the Design and Specifications available under written sub-license to its own direct sub-contractors in the Territory for any purpose covered under the terms of this Agreement, provided that each such sub-contractor agrees in writing, in a written agreement a copy of which is within 14 days of execution provided to Licensor, to comply with all

relevant provisions of the License and agrees other satisfactory safeguards, restrictive use of the Design and Specifications and non-disclosure terms at least as restrictive as the terms of this Agreement, and to make Licensor a third party beneficiary of that Agreement."

4. Third Party Beneficiary. Avasoft shall be a third party beneficiary of the License Agreement, as amended, and Supplementary Agreement .

5. The first sentence of Clause 2 of the Supplementary Agreement shall be amended to read as follows

"Whereas the Licence granted in the Licence Agreement is non exclusive it is hereby agreed that from the date of this agreement it shall, other than insofar as rights have already been granted to one other international company on a limited sublicenseable basis for all territories including the USA, Canada and Mexico ("Second Licensee"), be exclusive ....."

and the rest of the sentence and Clause will remain as before.

6. The Licensee agrees that if and insofar as it sells or otherwise disposes of in any manner whatsoever that part of the business to which the License relates and the new business continues to receive income linked to the Cartridges the Licensee will procure that the purchaser or acquirer enters into an agreement in writing with the Licensor either to comply with the License or with terms similar to the License. If and insofar as the purchaser or acquirer fails to enter such an agreement but derives income from the Cartridges the Licensee will continue to pay royalties to the Licensor as if the income of the purchaser or acquirer was that of the Licensee.

7. Neither the execution and delivery of the Amendment by Licensor of the transactions contemplated hereby, nor compliance by Licensor with any of the provisions of the Agreement, this Amendment or Supplementary Agreement, will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Licensor or any subsidiary is a party or by which they any of their respective properties or assets may be bound, except for violations, breaches or defaults which are not in the aggregate material to Licensor or any subsidiary taken as a whole. Licensee shall not amend, modify (including by waiver) the License arrangement with the second Licensee in any manner that increases such party's License rights in the USA, Canada or Mexico.

8. No Further Modification. Except as provided herein, the License Agreement and Supplementary Agreement shall remain in full force and effect without modification.

9. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Avalanche Products, Inc.

By: ______________________
James Wheeler
Its: President

WITNESS

____
Name:

EZEE Whip Ice Cream (Overseas) Limited

By: [signature]
Name: ANDREW DOWNES
Its: DIRECTOR

WITNESS [signature]

Name: J. FLODMAN.